UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 15, 2016

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii
(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813 - Hawaiian Electric Industries, Inc. (HEI)
900 Richards Street, Honolulu, Hawaii  96813 - Hawaiian Electric Company, Inc. (Hawaiian Electric)
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - HEI
(808) 543-7771 - Hawaiian Electric

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
The information set forth in Item 2.03 below is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.
On December 15, 2016, Hawaiian Electric Company, Inc. (Hawaiian Electric) entered into a note purchase agreement (the Note Purchase Agreement) with the purchasers shown as signatories to the agreement included as Exhibit 4 to this report. Pursuant to the Note Purchase Agreement, Hawaiian Electric issued, through a private placement, its 4.54% Senior Notes, Series 2016A (to mature December 1, 2046), in the principal amount of $40 million (the Notes). The Notes are unsecured and interest payable on the Notes is taxable. All the proceeds of the Notes will be used by the Company to finance capital expenditures, to repay short-term debt used to finance or refinance capital expenditures and/or to reimburse funds used for the payment of capital expenditures.
Hawaiian Electric’s consolidated long-term debt, net, as of September 30, 2016 was approximately $1.28 billion. Taking into account the issuance of the Notes as described above, Hawaiian Electric’s consolidated long-term debt, net, as of September 30, 2016, as adjusted for the foregoing, would be approximately $1.32 billion.
The Note Purchase Agreement contains customary representations and warranties, affirmative and negative covenants, and events of default (the occurrence of which may result in some or all of the Notes then outstanding becoming immediately due and payable). The Note Purchase Agreement also includes provisions requiring the maintenance by Hawaiian Electric and each of Maui Electric and Hawaii Electric Light of certain financial ratios consistent with those in each of the companies’ existing note purchase agreements dated April 19, 2012, September 13, 2012 (Hawaiian Electric only), October 3, 2013, and October 15, 2015. The provisions regarding the maintenance of these financial ratios are generally consistent with those in Hawaiian Electric’s existing unsecured revolving Amended and Restated Credit Agreement, dated as of April 2, 2014.
The Notes may be prepaid in whole or in part at any time at the prepayment price of the principal amount of the Notes to be prepaid plus payment of a “Make-Whole Amount.”
The foregoing is a brief summary of only certain of the terms and conditions of the Note Purchase Agreement and does not purport to be a complete discussion of their terms. Accordingly, the foregoing description is qualified in its entirety by reference to the Note Purchase Agreement filed as Exhibit 4 to this report, which is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.
On December 19, 2016, HEI made an equity contribution to Hawaiian Electric, its wholly-owned subsidiary, in order for Hawaiian Electric to maintain its targeted capital structure. Hawaiian Electric’s proceeds from its sale of common stock to HEI will be used for the reimbursement of funds used for the payment of capital expenditures.
To effect the equity contribution, Hawaiian Electric issued 214,458 shares of its common stock to HEI for an aggregate amount of $24.0 million. The issuance was made in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act of 1933.

Item 7.01. Regulation FD Disclosure.
On December 16, 2016, Hawaiian Electric issued a news release, “Hawaiian Electric proposes first increase in O’ahu base rates in 6 years.” A copy of the news release is attached hereto as Exhibit 99 and incorporated by reference into this Item 7.01.

Item 8.01. Other Events.
On December 16, 2016, Hawaiian Electric filed a request with the Public Utilities Commission of the State of Hawaii (PUC) for a general rate increase of $106 million over revenues at current effective rates (for a 6.9% increase in revenues), for a 2017 test year. The rate case filing is part of the triennial rate case cycle required by the PUC. The request is based on an 8.28% rate of return (which incorporates a return on equity of 10.6% and a capital structure that includes a 57% common equity capitalization) on a $2.0 billion rate base. The $106 million request is primarily to pay for operating costs, and system upgrades to increase reliability, improve customer service and integrate more renewable energy. The application is also proposing a step adjustment to increase base rates by $20.6 million, when the Schofield Generation Station is placed in service, which is expected in the first quarter of 2018. Similar to the application in Hawaii Electric Light’s rate increase application filed in September 2016, as part of the proceeding, the Company is taking steps toward innovative ratemaking by proposing implementation of performance based regulation (PBR) mechanisms related to its performance in areas of customer service, reliability and communication relating to the rooftop solar interconnection process.
The PUC may grant an interim increase within 10 to 11 months following the filing of the application, however there can be no assurance of that interim increase or the amount of that increase. Similarly, the timing and amount of any final increase is subject to the discretion of the PUC.
HEI and Hawaiian Electric intend to continue to use HEI's website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI's website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI's website, in addition to following HEI's, Hawaiian Electric's and American Savings Bank, F.S.B.'s (ASB's) press releases, SEC filings and public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s or Hawaiian Electric’s SEC filings unless, and except to the extent specifically incorporated by reference. Investors may also wish to refer to the PUC website at dms.puc.hawaii.gov/dms in order to review documents filed with (Docket No. 2016-0328 for the Hawaiian Electric 2017 Test Year Rate case filing) and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s or Hawaiian Electric’s other SEC filings.

Item 9.01.  Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit 4	Note Purchase Agreement between Hawaiian Electric Company, Inc. and the Purchasers that are parties thereto, dated as of December 15, 2016.
Exhibit 99	News release, dated December 15, 2016, "Hawaiian Electric proposes first increase in O‘ahu base rates in 6 years"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)
/s/ James A. Ajello	/s/ Tayne S. Y. Sekimura
James A. Ajello	Tayne S. Y. Sekimura
Executive Vice President and	Senior Vice President and
Chief Financial Officer	Chief Financial Officer

Date: December 19, 2016	Date: December 19, 2016

EXHIBIT INDEX

Exhibit No.        Description

Exhibit 4	Note Purchase Agreement between Hawaiian Electric Company, Inc. and the Purchasers that are parties thereto, dated as of December 15, 2016.
Exhibit 99	News release, dated December 15, 2016, "Hawaiian Electric proposes first increase in O‘ahu base rates in 6 years"

4